SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2004

Waxman Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-5888	34-0899894
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

24460 Aurora Road, Bedford Heights, Ohio	44146
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 439-1830

Not Applicable

(Former name or former address, if changed since last report.)

Item 12. Results of Operations and Financial Condition.

On May 17, 2004, Waxman Industries, Inc. (the “Company”) issued a press release announcing its fiscal 2004 third quarter and year to date earnings and condensed income statements for the periods ended March 31, 2004 and 2003 and condensed balance sheets for March 31, 2004 and June 30, 2003. The press release also announced the Company had filed its definitive Schedule 13E-3 and Proxy Statement for its annual meeting of shareholders to be held on June 22, 2004, whereby shareholders would vote on a 1-for-100 reverse stock split, whereby post-split fractional shares under 1 would be cancelled, with the shareholder receiving the right to receive $7.63 per pre-split share, followed by an immediate 100-for-1 forward stock split. The press release is annexed as an exhibit and incorporated by reference herein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAXMAN INDUSTRIES, INC.
(Registrant)

Date: May 17, 2004	By:	/s/ Mark W. Wester

Name: Mark W. Wester
Title: Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Page No.

99.3	The Company’s Press Release, dated May 17, 2004, regarding its fiscal 2004 third quarter and year to date earnings and condensed income statements for the periods ended March 31, 2004 and 2003 and condensed balance sheets for March 31, 2004 and June 30, 2003, and the proposed reverse stock split, fractional share repurchase and forward stock split.